CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accounts, we hereby consent to the incorporation by reference in this Form S-4 Registration
Statement of our report dated January 15, 1993, incorporated by reference in FirsTier Financial, Inc.'s Form 10-K for the year ended December 31, 1992 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN & CO.

Omaha, Nebraska
January 17, 1994